                                                                    EXHIBIT 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 1996, with respect to the financial statements of School Specialty Inc. for the year ended December 31, 1995 included in the Registration Statement on Pre-Effective Amendment No. 1 to Form S-1 (No. 333-73103) and related Prospectus of School Specialty, Inc. (formerly known as School Specialty, Inc. and Re-Print Corporation) for the registration of 3,450,000 shares of its common stock.





Milwaukee, Wisconsin                                       /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP

March 15, 1999